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                                                                    Exhibit 10.3

                        OPTION TO PURCHASE REAL PROPERTY

     FOR THE SUM OF $1.00 AND OTHER GOOD AND VALUABLE CONSIDERATION, the CITY OF GARNETT, KANSAS, a municipal corporation organized and existing under the laws of Kansas, ("Seller") hereby GIVES and GRANTS to East Kansas Agri-Energy, LLC ("Purchaser") the exclusive option to purchase the following described real estate, situated in Anderson County, Kansas, to-wit:

          1. All of Lots Three (3), Four (4) and Five (5), except the west 450 feet of said Lot Three (3), in the Golden Prairie Industrial Park of the City of Garnett, Kansas.

          2. An easement for railroad right of way to the Union Pacific Railroad Co. over, across the through Lot Two (2) in the Golden Prairie Industrial Park of the City of the City of Garnett, Kansas, to allow a spur from said railroad company's main line to the Plant site on the tract described in the immediately preceding paragraph.

          3. A site of adequate size, anticipated to be on Lot Two (2) in the Golden Prairie Industrial Park of the City of Garnett, Kansas, to permit such necessary pumping equipment and storage basin as may be required to facilitate or permit delivery of raw water to your group at the Plant site from the City's existing line.

This option is given on the following terms and conditions:

                                   SECTION ONE
                                PERIOD OF OPTION

     This option may be exercised by giving notice thereof to Seller at City Hall, Garnett, Kansas, at any time after the date hereof up to and including December 1, 2002, at which time it shall expire. Seller may extend the period, upon Buyer's application, upon such terms and conditions as appear appropriate or necessary.

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                                   SECTION TWO
                           PRICE AND TERMS OF PAYMENT

     The purchase price for the property shall be $1.00 which shall be paid at closing.

                                  SECTION THREE
                                      TITLE

     If the option is exercised, Seller shall within 15 days after the delivery of the notice of exercise, secure and submit to Purchaser evidence of title by preliminary title report of the Anderson County Abstract Company. Within 10 days thereafter, Purchaser shall notify Seller in writing of any defects in or objections to the title. Seller shall have a reasonable time to clear the title of the defects and objections specified.

     If Seller fails to clear the title defects or objections so as to make the title merchantable, or to submit evidence of his ability to do so prior to closing, Purchaser may clear title to the extent so required and charge the cost of clearing to seller or, at his option, may terminate the contract by giving 10 days notice to Seller.

     Title to the real estate shall be fully merchantable, free and clear of all liens, encumbrances, restrictions, and easements except as appear of record; provided, however, such conveyance shall be subject to Buyer's completing construction and putting into operation an ethanol refining plant upon said property. Such plant shall be completed without unnecessary delay following closing of this transaction. If construction is not commenced within one year from the date of closing, the title to the property shall revert to Seller. Appropriate language to carry out these provisions shall be contained in the warranty deed.

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                                  SECTION FOUR
                             CLOSING AND POSSESSION

     Closing shall be at Anderson County Abstract. Seller and Purchaser shall execute any necessary escrow instructions reasonably required by said title company.

     Taxes and assessments for the current year shall be pro rated between the parties as of the date of closing. All other costs, including fees for the owner's policy of title insurance, shall be paid by Buyer.

     Seller shall continue in possession of the property until closing.

                                  SECTION FIVE
                       OTHER CONDITIONS AND UNDERSTANDINGS

     Raw water, electrical energy, natural gas and waste water treatment utility services to the said real estate shall be provided to the property by Seller in its capacity as the utility supplier at rates to be determined. Seller states its intent to be competitive in fixing such rates and shall base them on engineering norms common to the industry, which among other considerations, shall allow Seller to recover its capital costs of extending all utility services to the property. In no case shall any of such rates be higher than the most favorable rate at which such utility commodity or service is presently sold. The volumes of such utility commodities and services shall be as called for in the information presented by Buyer to the Seller in the August 8th, 2001, meeting with the City Manager and the City Attorney. Potable water for drinking and sanitation shall be provided to the property at the City's prevailing rate as fixed by ordinance.

     The parties have discussed a variety of economic assistance measures that Seller might provide or allow to Buyer to facilitate location of Buyer's ethanol refining plant in the City of Garnett. An earlier letter of intent issued by Seller to Buyer made specific reference to the parties' discussing this issue. But, the value of the fee interest covered by this option agreement has been appraised for Seller at $7,500 per acre. There are 23 acres, more or less, in said

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description. The fee simple interest in said 23 acres, together with easement rights which were not a part of said appraisal, have a value, if this option is exercised by Buyer and the plant timely built to extinguish the possibility of reverter, in excess of $172,500. Therefore, Seller states that it intends this economic development incentive to be the only such incentive to be offered to Buyer. Seller anticipates there will be matters on a project of this magnitude that arise, some of which will involve either action(s) to be performed by Seller or acquisition of other property or rights in property owned by Seller. Seller states its intention to address these matters in the same spirit of cooperation and encouragement evidenced by its allowance of the above economic incentive. To that end, provision of any services by Seller shall be provided at its cost and any rights in other property shall be transferred at fair market value, as determined by the parties hereto or, failing that, by a qualified appraiser.

                                   SECTION SIX
                            ASSIGNMENT AND SUCCESSION

     This option and the contract resulting from the exercise thereof shall bind and inure to the benefit of the heirs, administrators, executors, successors, and assigns of the respective parties.

     IN WITNESS WHEREOF, the parties have subscribed their names the day and year first above written.


CITY OF GARNETT, KANSAS                    EAST KANSAS AGRI-ENERGY, LLC


by                                         by
  --------------------------------           ---------------------------------
R.G. Doran, City Manager                        President
       Seller                                   Buyer

STATE OF KANSAS          )
                         ) ss:
ANDERSON COUNTY          )

     SUBSCRIBED and SWORN to me before me on this ____ day of May, 2002, by _________________________, President of East Kansas Agri-Energy, LLC.


                                             ----------------------------------
                                             Notary Public

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My appointment expires

______________________________.

STATE OF KANSAS          )
                         ) ss:
ANDERSON COUNTY          )

     SUBSCRIBED and SWORN to me before me on this ______ day of May, 2002, by R.G. Doran, City Manager of the City of Garnett, Kansas, a municipal corporation.

                                             ----------------------------------
                                             Notary Public

My appointment expires

________________________.